QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 99.1

RESCISSION ELECTION FORM
TO BE SUBMITTED PURSUANT TO ELECTION TO RESCIND OR CONTINUE
INVESTMENT IN JDS UNIPHASE CORPORATION

To:	Computershare Trust Company, N.A. c/o Computershare Inc. 250 Royall Street, Suite V Canton, MA 02021 Attn: Reorganization Department

        The undersigned hereby acknowledges receipt of a prospectus (the "Prospectus") from JDS Uniphase Corporation (the "Company"), in which the Company has offered to persons who purchased shares of the Company's Common Stock through the Company's Amended and Restated 1998 Employee Stock Purchase Plan on January 31, 2012, and/or July 31, 2012 (the "Offering Dates"), the right to rescind or continue their investment (the "Offer").

        Subject to the terms and conditions of the Offer and the instructions set forth below, the undersigned hereby elects:

  ☐
  A.    ACCEPTANCE OF RESCISSION OFFER; REQUEST FOR RESCISSION

  1.
  The undersigned hereby irrevocably elects, as of                         , 2013, (the "Expiration Date") to accept the Offer to rescind the sale to the undersigned of (check applicable box):

  ☐
  ALL shares purchased on the Offering Dates, equal to                  (fill in number) shares of Common Stock of the Company; or

  ☐
  shares of Common Stock of the Company equal to                  (fill in number);

    and to receive (i) for all shares currently held an amount equal to (A) the price paid per share; plus (B) interest at the annual rate according to your state or province of residence calculated from the date of purchase until the date that the Company makes the rescission payment after the Expiration Date (please see chart below); and (ii) for all shares sold prior to this rescission offer, an amount equal to (A) the price paid per share; less (B) the proceeds from the sale of such shares, plus interest at the annual rate according to your state or province of residence. As for shares sold prior to the date of the Prospectus, interest will be paid on (i) the amount originally paid for the shares from the date of purchase until the date of sale, and (ii) on the loss realized from the date of sale through the date that the Company makes the rescission payment after the Expiration Date. In both situations, interest will accrue on a monthly basis.

SCAN TO CA VOLUNTARY

State/Province	Interest Rate
Arizona	10%
California	7%
Colorado	8%
Connecticut	8%
Florida	4.75%
Georgia	7%
Illinois	10%
Indiana	8%
Kansas	10%
Maine	6%
Maryland	10%
Massachusetts	6%
Minnesota	6%
Missouri	8%
Montana	10%
Nevada	5.25%
New Hampshire	10%
New Jersey	6%
New York	16%
North Carolina	8%
Ohio	8%
Oregon	9%
Pennsylvania	6%
Texas	6%
Virginia	6%
Washington	8%
Washington, D.C.	6%
Wisconsin	5%
Alberta, Canada	10%
British Colombia, Canada	10%
Ontario, Canada	10%
Quebec, Canada	10%
  2.
  The undersigned (check applicable box):

  ☐
  HAS; or

  ☐
  HAS NOT;

          sold all or a portion of the shares of Common Stock of the Company at a loss.

PROVIDE THE FOLLOWING INFORMATION FOR ALL SHARES (INCLUDING
SHARES PREVIOUSLY SOLD) YOU WISH TO RESCIND

DATE OF PURCHASE	NUMBER OF SHARES	SHARE CERTIFICATE ENCLOSED	SHARE CERTIFICATE HELD BY BROKER- DEALER (i.e., UBS)
January 31, 2012		YES ☐ NO ☐	YES ☐ NO ☐
July 31, 2012		YES ☐ NO ☐	YES ☐ NO ☐

    TOTAL NUMBER OF SHARES BEING RESCINDED (including shares previously sold):

 PROVIDE THE FOLLOWING INFORMATION ONLY IF YOU HAVE SOLD ALL
OR A PORTION OF YOUR SHARES

DATE OF SALE	NUMBER OF SHARES SOLD	AMOUNT OF CONSIDERATION RECEIVED	TYPE OF CONSIDERATION (IF OTHER THAN CASH)	NAME AND ADDRESS OF ACQUIROR AND/OR MARKET TRANSACTION

    Note:    If you have sold shares of Common Stock to a third party prior to the date hereof in a bona fide transaction, please enclose herewith proof reasonably satisfactory to the Company evidencing the sale. Satisfactory proof of sale may take the form of appropriate documentation reflecting the sale and the sale price. If the proof of a bona fide sale is not reasonably satisfactory to the Company, the Company may require additional proof. In addition, the Company may require evidence that any sale of Common Stock was a bona fide transfer of such shares.

  3.
  If the undersigned has physical possession of any certificates representing shares of the Company's Common Stock being rescinded, the undersigned hereby encloses such certificates duly endorsed for transfer or, for residents of North Carolina, will deliver all such certificates to Computershare within 45 days from the date that the undersigned received this offer of rescission.

  4.
  If the undersigned DOES NOT have physical possession of any certificates representing shares of the Company's Common Stock being rescinded, then, either:

  A.
  the undersigned hereby represents that the certificates for all shares which have been identified above are held in an account at UBS, as facilitator of the Company's Amended and Restated 1998 Employee Stock Purchase Plan (the "Plan Facilitator"), and that the certificates are not currently and never have been in the undersigned's physical possession.

      Note:    To the extent any such shares held by the Plan Facilitator are being rescinded pursuant to the Offer, the Company will be responsible for obtaining proper signatures from an authorized representative of UBS.

    B.
    The undersigned hereby represents that the certificates for all shares which have been identified above are held in an account at                          (fill in name of brokerage) (the "Individual ESPP Broker"), and that the certificates are not currently and never have been in the undersigned's physical possession.

  5.
  Subject to and effective upon receipt of the undersigned's rescission payment in accordance with the terms of the Offer, the undersigned sells, assigns and transfers to the Company all right, title and interest in and to all such unsold rescinded shares of the Company's Common Stock as identified above, and orders the registration of any such shares that are held by the Plan Facilitator or the Individual ESPP Broker transferred to the Company. The undersigned hereby represents that the undersigned is conveying all interests in the unsold rescinded shares free and clear of all liens and encumbrances of any kind, and that no such shares have been previously or concurrently transferred in any manner to any other person or entity. The undersigned hereby now and forever absolutely, unconditionally and irrevocably releases and discharges the Company from any and all claims, demands, actions, suits, proceedings, liabilities, rights, obligations and causes of action arising out of or incurred with respect to, or alleged to result from, arise out of or be incurred with respect to, acts or omissions in connection with violations of federal or state securities laws related to this rescission offer.

  ☐
  B.    REJECTION IN WHOLE OR IN PART OF RESCISSION OFFER; AFFIRMATION OF INTENTION TO RETAIN COMMON STOCK.

        Except as indicated in A. above, the undersigned hereby affirms the undersigned's intent to retain the shares of Common Stock of the Company acquired through the Company's Amended and Restated 1998 Employee Stock Purchase Plan, and elects NOT to accept the Company's offer to rescind the undersigned's purchase of such shares.

        Except as indicated in A. above, the undersigned understands that as a result of rejecting the Offer, the undersigned will continue to hold the shares of Common Stock of the Company acquired through the Company's Amended and Restated 1998 Employee Stock Purchase Plan.

        The undersigned understands and acknowledges that the rejection of the Offer is speculative in nature and involves investment risk. The undersigned understands all of the risk factors relating to an investment in the Company, including those set forth in the caption "Risk Factors" in the Prospectus.

SIGNATURES

THE UNDERSIGNED:

Print name of the undersigned and, (a) if shares are held by a partnership, corporation, trust or entity, the name and capacity of the individual signing on its behalf, and (b) if shares are held as joint tenants or as community property, the name(s) of the co-purchaser(s).
Name
Dated:	Signature
Tax I.D./Soc. Sec. No.
Dated:	Signature (if joint account)
Tax I.D./Soc. Sec. No. (if joint account)
Employee I.D. Number(s)
Residence Address
City, State and Zip Code
Mailing Address (if different from residence)
City, State and Zip Code
Telephone Number

 INSTRUCTIONS TO RESCISSION ELECTION FORM

        1.    GENERAL.    The Rescission Election Form, as well as the accompanying Substitute Form W-9 (or, for Canadian residents, the appropriate Form W-8), should be properly filled in, dated and signed, and should be delivered to Computershare Inc., the Company's Depositary Agent at the address set forth on the first page of the Rescission Election Form. The method of delivery to the Company is at your option and risk, but if sent by mail, insured registered mail, return receipt requested, is recommended.

        2.    SIGNATURES.    If the Rescission Election Form is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or any other representative or fiduciary, the person signing must give such person's full title in such capacity and appropriate evidence of authority to act in such capacity must be forwarded herewith. If the rescinded shares have been assigned by the registered holder, in which event the Rescission Election Form should be signed in exactly the same form as the name of the last transferee indicated on the books of the Plan Facilitator or Individual ESPP Broker or the transfers attached to or endorsed on the certificates.

        3.    STOCK CERTIFICATES.

        A.    If you have physical possession of any certificates representing shares of the Company's Common Stock being rescinded, such certificates must be enclosed with the completed Rescission Election Form (or, with respect to North Carolina residents, delivered to Computershare within 45 days of the date you received this Offer), in each case duly endorsed for transfer.

        B.    If certificates for shares of the Company's Common Stock being rescinded are being held by UBS, as facilitator of the Company's Amended and Restated 1998 Employee Stock Purchase Plan (the "Plan Administrator"), and the certificates are not currently and never have been in your physical possession: (i) please add your signature(s) on the last page of the Rescission Election Form, and (ii) UBS will transfer all such shares to the order of the Company with no further action by you.

        C.    If certificates for shares of the Company's Common Stock being rescinded are being held by a representative other than UBS, which we referred to earlier as an Individual ESPP Broker, and the certificates are not currently and never have been in your physical possession, please add your signature(s) on the last page of the Rescission Election Form prior to submitting the Rescission Election Form to Computershare.

        4.    PROOF OF SALE.    Persons that have already sold shares subject to the Offer must enclose with the Rescission Election Form (or, for North Carolina Residents, must deliver to Computershare within 45 days such person received this Offer) proof reasonably satisfactory to the Company evidencing the bona fide sale of such shares to a third party, including the purchase price for such shares. Satisfactory proof of the purchase price of such shares may take the form of a canceled check or a receipt from the broker, dealer or other person conducting such sale. The purchase price may have been paid in either cash or property. If the purchase price was paid in property, the price will be deemed to be the fair market value of such property at the time of the sale. If the proof of the purchase price is not reasonably satisfactory to the Company, the Company may require additional proof. In addition, the Company may require evidence that any sale of such shares was a bona fide transfer to a third party.

        5.    TIME IN WHICH TO ELECT.    To be effective, a Rescission Election Form, as well as the accompanying Substitute Form W-9 (or, for Canadian residents, the appropriate Form W-8), must be received by the Company postmarked by 5:00 P.M., Eastern Time on                        , 2013 (the "Expiration Date"). Please note, however, that residents of Indiana who fail to submit a Rescission Election Form by the Expiration Date will be deemed to have accepted the rescission offer, as prescribed by state law.

        6.    MISCELLANEOUS.    In the case of completed acceptances of the Offer, including the receipt by the Company of all certificates, proofs of sale, or other materials required to be delivered hereunder in exchange for payment, the Company will begin mailing and delivering checks for rescission payments within approximately ten business days after the Expiration Date.

        7.    QUESTIONS.    All questions with respect to this Rescission Election Form and the Offer (including questions relating to the timeliness or effectiveness of any election) will be determined by the Company, which determination shall be final and binding. All questions can be directed to Georgeson, Inc., the Company's Information Agent for this rescission offering, at (888) 565-5423 or JDSU@georgeson.com.

Payor's Name: JDS Uniphase Corporation. Payee's Name:

SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service
	Part 1—TAXPAYER IDENTIFICATION NUMBER—FOR ALL ACCOUNTS, ENTER YOUR TAXPAYER IDENTIFICATION NUMBER IN THE BOX AT RIGHT. (FOR MOST INDIVIDUALS, THIS IS YOUR SOCIAL SECURITY NUMBER.) CERTIFY BY SIGNING AND DATING BELOW.	Social Security Number OR Employer Identification Number Awaiting TIN ☐

Part 2—FOR PAYEES EXEMPT FROM BACKUP WITHHOLDING, SEE THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 AND COMPLETE AS INSTRUCTED THEREIN.

Payor's Request for Taxpayer Identification Number ("TIN") and Certification
Certification—Under penalties of perjury, I certify that: (1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and (2) I am not subject to backup withholding because (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of failure to report all interest of dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. person (including a U.S. resident alien).
Certification Instructions—You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item (2).

Signature	Date

NOTE:
Failure to complete and return this substitute Form W-9 (or, for Canadian residents, the appropriate Form W-8) may result in backup withholding of 28% of any payments made to you. Please review the enclosed guidelines for certificate of taxpayer identification number on substitute Form W-9 for additional details.
You must complete the following certificate if you marked "Awaiting TIN" in the space provided above.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

            I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 28% of all reportable payments made to me will be withheld and retained until I provide a taxpayer identification number to the payor and that, if I do not provide my taxpayer identification number within sixty (60) days, such retained amounts shall be remitted to the Internal Revenue Service as backup withholding.

Signature	Date

Name (please print)

 GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

        Guidelines for Determining the Proper Identification Number to Give Payer—Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

For this type of account:			Give the name and Social Security number of:	For this type of account:		Give the name and Social Security number of:

1.	An individual's account		The individual	7.	Corporate account	The corporation
2.	Two or more individuals (joint account)		The actual owner of the account or, if combined funds, the first individual on the account(1)	8.	Religious, charitable, or educational organization account	The organization
3.	Custodian account of a minor (Uniform Gift to Minors Act)		The minor(2)	9.	Partnership	The partnership(5)
4.	a.	The usual revocable savings trust account (grantor is also trustee)	The grantor trustee(1)	10.	Association, club, or other tax exempt organization	The organization
	b.	So called trust account that is not a legal or valid trust under State law	The actual owner(1)
5.	Sole proprietorship account and single-member limited liability companies (LLCs)		The owner(4)	11.	A broker or registered nominee	The broker or nominee
6.	A valid trust, estate, or pension trust		Legal entity (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)(3)	12.	Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)
List first and circle the name of the person whose number you furnish.

(2)
Circle the minor's name and furnish the minor's social security number.

(3)
List first and circle the name of the legal trust, estate, or pension trust.

(4)
You must show your individual name, but you may also enter your business or "doing business" name. You may use either your Social Security number or your Employer Identification number.

(5)
This also applies to LLCs with at least two members.

Note:	If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

 GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

        If you don't have a taxpayer identification number, obtain Internal Revenue Service Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at your local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.

Payees Exempt from Backup Withholding

        Payees generally exempted from backup withholding on ALL payments include the following:

          (1)   A corporation.

          (2)   A financial institution.

          (3)   An organization exempt from tax under Section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), an individual retirement plan or a custodial account under Section 403(b)(7) of the Code if the account satisfies the requirements of Section 401(f)(2) of the Code.

          (4)   The United States or any agency or instrumentality thereof.

          (5)   A State, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.

          (6)   A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

          (7)   An international organization or any agency, or instrumentality thereof.

          (8)   A registered dealer in securities or commodities required to register in the U.S. or a possession of the U.S.

          (9)   A real estate investment trust.

          (10) A common trust fund operated by a bank under Section 584(a) of the Code.

          (11) An entity registered at all times under the Investment Company Act of 1940.

          (12) A foreign central bank of issue.

        Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

  •
  Payments to nonresident aliens subject to withholding under Section 1441 of the Code.

  •
  Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

  •
  Payments of patronage dividends where the amount received is not paid in money.

  •
  Payments made by certain foreign organizations.

  •
  Section 404(k) distributions made by an ESOP.

        Payments of interest not generally subject to backup withholding include the following:

  •
  Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

  •
  Payments of tax-exempt interest (including exempt-interest dividends under Section 852 of the Code).

  •
  Payments described in Section 6049(b)(5) of the Code to nonresident aliens.

  •
  Payments on tax-free covenant bonds under Section 1451 of the Code.

  •
  Payments made by certain foreign organizations.

        An exempt payee should enter its name, check the box indicating "Exempt from backup withholding," sign and date the form. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER THE APPROPRIATE COMPLETED INTERNAL REVENUE FORM W-8.

        Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N.

        Privacy Act Notice—Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax returns. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 30% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

        (1)   Penalty for Failure to Furnish Taxpayer Identification Number—If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

        (2)   Civil Penalty for False Information With Respect to Withholding—If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

        (3)   Criminal Penalty for Falsifying Information—Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

For additional information contact your tax consultant or the Internal Revenue Service.

QuickLinks

  EXHIBIT 99.1
RESCISSION ELECTION FORM TO BE SUBMITTED PURSUANT TO ELECTION TO RESCIND OR CONTINUE INVESTMENT IN JDS UNIPHASE CORPORATION
PROVIDE THE FOLLOWING INFORMATION FOR ALL SHARES (INCLUDING SHARES PREVIOUSLY SOLD) YOU WISH TO RESCIND
PROVIDE THE FOLLOWING INFORMATION ONLY IF YOU HAVE SOLD ALL OR A PORTION OF YOUR SHARES
INSTRUCTIONS TO RESCISSION ELECTION FORM
GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9
GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9